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                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF

                            SIMULATION SCIENCES INC.
                                       AT

                              $10.00 NET PER SHARE
                                       BY

                              S ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   SIEBE PLC

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
         NEW YORK CITY TIME, ON MONDAY, MAY 18, 1998, UNLESS EXTENDED.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the Common Stock, $0.001 par value per share of Simulation Sciences Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Preferred Shares Rights Agreement, dated as of August 13, 1997, as amended through the date hereof, by and between the Company and Harris Trust Company of California, as Rights Agent (collectively, the "Shares"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bankers Trust Company (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This
Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to the Depositary. See Section 3 of the Offer to Purchase.
                        The Depositary for the Offer is:
                             BANKERS TRUST COMPANY

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
            By Mail:                           By Hand:                 By Overnight Mail or Courier:
   BT Services Tennessee, Inc.           Bankers Trust Company           BT Services Tennessee, Inc.
       Reorganization Unit          Corporate Trust & Agency Group     Corporate Trust & Agency Group
         P.O. Box 292737               Receipt & Delivery Window             Reorganization Unit
    Nashville, TN 37229-2737       123 Washington Street, 1st Floor        648 Grassmere Park Road
                                          New York, NY 10006                 Nashville, TN 37211

                             Facsimile Copy Number:
                                 (615) 835-3701
                        (For Eligible Institutions Only)

                          For Confirmation Telephone:
                                 (615) 835-3572

                           For Information Telephone:
                                 (800) 735-7777
                            ------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to S Acquisition Corp., a Delaware corporation ("Offeror") and an indirect wholly owned subsidiary of Siebe plc, a public limited company organized under the laws of the United Kingdom ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 21, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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
Number of Shares: ----------------------------------------        Name(s) of Record Holder(s): ----------------------------

Certificate Numbers (if available):                               -----------------------------------------------------------
  -------------------------
-----------------------------------------------------------       -----------------------------------------------------------
                                                                                    (Please Type or Print)
-----------------------------------------------------------

Check ONE box if Share(s) will be tendered                        Address(es):
by book entry transfer:                                           -----------------------------------------------
[ ] The Depositary Trust Company                                  -----------------------------------------------------------
[ ] Philadelphia Depositary Trust Company                         -----------------------------------------------------------
                                                                  Area Code and Tel. No(s).: -------------------------------
Account No.: ----------------------------------------------       Signature(s):
                                                                  ----------------------------------------------
Date: -----------------------------------------------------       -----------------------------------------------------------
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, all within five Nasdaq National Market trading days after the date hereof.
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

Name of Firm: --------------------------------------------              --------------------------------------------
                                                                                (Authorized Signature)

Address: --------------------------------------------------             Name: --------------------------------------
                                                                                     (Please Type or Print)

-----------------------------------------------------------             Title: -------------------------------------
                      (Zip Code)

Area Code and Tel. No.: -----------------------------------             Date: --------------------------------------

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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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